UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 2, 2014

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 2, 2014, Rovi Corporation (“Rovi”), as parent guarantor, and two of its wholly-owned subsidiaries, Rovi Solutions Corporation and Rovi Guides, Inc., as borrowers (the “Borrowers”), and certain of Rovi’s other subsidiaries, as subsidiary guarantors, entered into a Credit Agreement, dated as of July 2, 2014, with the lenders party thereto, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank and SunTrust Robinson Humphrey, Inc., as joint bookrunners and lead arrangers, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (the “Credit Agreement”). The Credit Agreement provides for (i) a five-year $125 million term loan A facility (the “Term Loan A Facility”), (ii) a seven-year $700 million term loan B facility (the “Term Loan B Facility” and together with the Term Loan A Facility, the “Term Loan Facility”) and (iii) a five-year $175 million revolving credit facility (including a letter of credit sub-facility) (“the Revolving Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facility”). In addition, the Borrowers may request one or more increases in the commitments under the Term Loan Facility or Revolving Facility in an amount not in excess of $300 million in the aggregate and not less than $50 million individually. The Credit Agreement replaces that certain Amended and Restated Credit Agreement, dated as of February 7, 2011, as amended and restated as of March 29, 2012, as further amended pursuant to that certain Amendment No. 1, dated as of February 13, 2013 and that certain Refinancing Amendment and Joinder Agreement, dated as of April 9, 2013 (the “Predecessor Credit Agreement”).

The Borrowers used the proceeds of the Term Loan Facility, together with cash on hand, to repay existing loans under the Predecessor Credit Agreement and to pay expenses related thereto. The Borrowers may use the proceeds of the Revolving Facility for general corporate purposes, including working capital and acquisitions permitted under the Credit Agreement.

Loans under the Term Loan A Facility bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.25% per annum, or the prime lending rate, plus an applicable margin equal to 1.25% per annum. Loans under the Term Loan B Facility bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 3% per annum (subject to a 0.75% LIBOR floor) or the prime lending rate, plus an applicable margin equal to 2% per annum. Loans under the Revolving Facility will bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.25% per annum, or the prime lending rate, plus an applicable margin equal to 1.25% per annum, subject to reduction by 0.25% or 0.50% based upon Rovi’s total secured leverage ratio (as defined in the Credit Agreement).

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium, except that a 1% premium would apply to a repayment in connection with a repricing of, or any amendment to the Credit Agreement resulting in a repricing of, the term loans under the Term Loan B Facility effected on or prior to the date that is six months following the July 2, 2014 closing date of the Senior Secured Credit Facility. The Borrowers are required to make mandatory prepayments of term loans (without payment of a premium) with (i) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (ii) net cash proceeds from issuances of debt (other than certain permitted debt), (iii) beginning with the fiscal year ending December 31, 2015, a percentage of 50% of Rovi’s Excess Cash Flow (as defined in the Credit Agreement), based on Rovi’s total leverage ratio (provided that no payment is required to be made if Rovi’s total secured leverage ratio is less than 2.50:1.00), and (iv) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions).

The term loans under the Term Loan A Facility will amortize in annual installments in an aggregate annual amount equal to 5% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan A Facility. The term loans under the Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan B Facility.

The Borrowers’ obligations under the Senior Secured Credit Facility and any hedging or treasury management obligations entered into with a lender are guaranteed by Rovi and each of Rovi’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries and subsidiaries whose guarantee is prohibited by applicable law) and certain material foreign subsidiaries.

The obligations of Rovi, the Borrowers and the subsidiary guarantors under the Senior Secured Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of each of Rovi’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in and mortgages on all tangible and intangible assets of Rovi, the Borrower’s and each subsidiary guarantor, except, in the case of a foreign subsidiary that is not a guarantor, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a first-tier foreign subsidiary, to 66% of the voting stock and 100% of non-voting stock of such first-tier foreign subsidiary).

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Rovi and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions. The Credit Agreement contains financial covenants that require Rovi to maintain a minimum consolidated interest coverage ratio and a maximum total leverage ratio.

Events of default under the Credit Agreement include: the failure by the Borrowers to timely make payments due under the Credit Agreement; material misrepresentations or misstatements in any representation or warranty of either of the Borrowers; failure by either of the Borrowers to comply with their covenants under the Credit Agreement and other related agreements; certain defaults under a specified amount of other indebtedness of Rovi or its subsidiaries; insolvency or bankruptcy-related events with respect to either of the Borrowers or their respective subsidiaries; certain judgments against either of the Borrowers or their respective subsidiaries; certain ERISA-related events reasonably expected to have a material adverse effect on Rovi and its subsidiaries or the imposition of a lien on the properties of Rovi or any of its subsidiaries; certain security interests or liens under the loan documents cease to be or are asserted by Rovi or its subsidiaries to not be in full force and effect; any loan document or material provision thereof cease to be, or any proceeding is instituted asserting that such loan document or material provision is not, in full force and effect; and the occurrence of a change in control.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the anticipated uses of the net proceeds from the offering. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the Company’s actual uses of the net proceeds from the offering. The Company’s Securities and Exchange Commission filings identify many other risks and uncertainties that could affect the Company’s uses of the net proceeds from the offering. Any forward-looking statements that we make in this report speak only as of the date of such statement, and the Company undertakes no obligation, except as required by law, to update such statements.

ITEM 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above, which is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Credit Agreement, dated as of July 2, 2014, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, Rovi Corporation, as parent guarantor, the subsidiary guarantors, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank and SunTrust Robinson Humphrey, Inc., as joint bookrunners and lead arrangers, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: July 3, 2014	By:	/s/ Pamela Sergeeff
Pamela Sergeeff EVP and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Credit Agreement, dated as of July 2, 2014, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, Rovi Corporation, as parent guarantor, the subsidiary guarantors, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank and SunTrust Robinson Humphrey, Inc., as joint bookrunners and lead arrangers, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.